Exhibit 99.1

CTD Holdings Receives $1.3 Million Follow-On Investment led by U.S. Pharmacia investment arm Novit L.P.

Investment Supports International Clinical Program for Trappsol(R) Cyclo(TM)

ALACHUA, FL -- (Marketwired) -- 07/13/15 -- CTD Holdings, Inc. (OTCQB: CTDH), a family of biotechnology growth companies that develop cyclodextrin-based treatments, today announced that it has closed on a Private Placement with a group of qualified private investors led by Novit L.P., an investment arm of U.S. Pharmacia.

The transaction involved the signing of a Securities Purchase Agreement under which CTD issued 2,600,000 shares of Common Stock at a price per share of $0.50, resulting in a $1,300,000 capital infusion to the Company. There were no other conditions connected to the issuance of the shares. CTD previously closed two other Private Placements with investor groups led by Novit L.P.

Scarsdale Equities, LLC acted as financial advisor and exclusive placement agent of the Company in connection with the Securities Purchase Agreement.

A complete description of the transaction can be found in the Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this transaction. The proceeds of the transaction will be used for the development of CTD’s Trappsol(R) Cyclo(TM) orphan drug, implementation of the company’s international clinical trial program and development of the third-generation Trappsol Cyclo product. Trappsol Cyclo is used to treat Niemann-Pick Type C, a rare and fatal genetic condition that typically develops in children under 10 years of age.

"The continued confidence of our existing shareholders is especially gratifying," said CTD President and CEO Dr. Jeffrey Tate. "They share our vision for saving the lives of children with Niemann-Pick Type C by supporting our development of Trappsol (R) Cyclo(TM). They stand with our growing team as we move rapidly into international clinical trials."

In 2010 the U.S. Food & Drug Administration designated Trappsol(R) Cyclo(TM) as an orphan drug for the treatment of Niemann-Pick Type C disease. In the U.S., treatment with Trappsol(R) Cyclo(TM) is supervised by a physician holding an approved Investigational New Drug Protocol. CTD has acquired Orphan Drug Designation in the U.S. and Europe for its Trappsol(R) Cyclo(TM) product, the only commercial product to hold this dual designation.

About CTD Holdings, Inc.:
CTD Holdings, Inc. is a family of biotechnology growth companies based on cyclodextrin chemistry. Its individual divisions distribute and manufacture the trademarked Trappsol(R) and Aquaplex(R) cyclodextrins, cyclodextrin derivatives, and cyclodextrin complexes for biotechnology and life science companies involved in research, pharmaceutical, medical device, cosmetics and nutrition markets. Sphingo Biotechnology, Inc. is developing Trappsol(R) Cyclo(TM), an orphan drug designated product, for the treatment of Niemann-Pick Type C, a rare and fatal genetic disease in young children. NanoSonic Products, Inc. operates the world's only cGMP pulse drying facility for the production of UltraPure(TM) cyclodextrin derivatives and pharmaceutical grade Aquaplex® cyclodextrin complexes. CTD, Inc. supplies cyclodextrins to biotechnology and life science researchers around the globe from the world's largest catalog of cyclodextrins. The companies offer a wide variety of cyclodextrin related manufacturing services to worldwide customers, including custom formulation, manufacturing, and commercial-scale supply of pharmaceutical grade cyclodextrin complexes. For additional information, visit the Company's websites: www.ctd-holdings.com and www.cyclodex.com.

Safe Harbor Statement:
This press release contains "forward-looking statements" about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Company's future performance include the Company's ability to obtain additional capital to expand operations as planned, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing food and pharmaceutical grade products. These and other risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's reports on Forms 10-K and 10-Q. Unless required by law, the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:
Sitrick And Company
Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com

Thomas Mulligan
(212) 573-6100, Ext. 395
tmulligan@sitrick.com

Source: CTD Holdings, Inc.